EXHIBIT 99.1

Outdoor Channel Holdings Reports Second Quarter 2011 Results

TEMECULA, Calif., Aug. 4, 2011 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the second quarter ended June 30, 2011.

Total revenues for the quarter were $14.5 million, a decrease of 14% compared with $16.8 million in the second quarter of 2010 due to the planned reduction of projects in its Production Services segment. Advertising revenue for the quarter increased 1% percent from the second quarter of 2010, essentially unchanged at $7.3 million. Subscriber fees for the quarter were $5.0 million, an 11% increase compared to subscriber fees of $4.5 million in the prior-year period due to a combination of rate increases and lower year-over-year changes in estimated reserves for potential most-favored nations ("MFN") liabilities with distribution partners. Production Services revenue totaled $2.2 million for the quarter, a decrease of 56% compared to $5.1 million in the second quarter of 2010 due primarily to our prior decisions to reduce low-margin business and the non-renewal of other projects.

The Company's operating loss for the second quarter 2011 was $1.6 million compared to an operating loss of $1.7 million in the second quarter of 2010. The improvement in operating loss was attributable to improved operating income at the Company's Outdoor Channel segment, net of increased losses at the Company's Production Services unit, as further described below in the review of segment operating results.

The Company's consolidated net loss for the 2011 second quarter was $859,000, or $0.03 per basic and diluted share, compared to a net loss of $1.2 million, or $0.05 per basic and diluted share, in the prior-year period.

"During the second quarter we generated a marked improvement in profitability at our core legacy channel business, as we grew our revenues and continued to control our expenses during our seasonally slower operating period," said Roger Werner, President & Chief Executive Officer. "These gains were offset by an increased loss at our Production Services unit primarily due to our ongoing legal battle to protect our aerial camera technology plus some additional sales related restructuring expenses in second quarter. Looking ahead, we are seeing some softness in our endemic TV and online advertising sales due to the negative impact of the economy. We are also expecting to incur a couple of non-recurring costs in our Production Services unit in the third and fourth quarters related to facility moves. While these costs will impact our second half and full year results, they will also result in significant cost savings going forward and improve our profitability profile in 2012."

Review of Segment Operating Results

The Outdoor Channel ("TOC") posted operating income of $190,000 for the quarter compared to an operating loss of $233,000 for the second quarter of 2010. The improvement in TOC's operating income was the result of a 5% increase in net revenue, driven by subscriber fee growth, net of a 1% increase in operating expenses.

The Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $1.9 million compared to an operating loss of $1.6 million for the second quarter of 2010. The majority of the increased loss was attributable to reduced margin contribution from projects terminated in 2010 and increased legal and further sales integration related expenses.

Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense (adjusted EBITDA), was negative $79,000 for the quarter, compared to $17,000 in the prior-year period. TOC's adjusted EBITDA totaled $1.2 million for the quarter compared to $827,000 in the prior-year period, a 46% improvement. Production Services' adjusted EBITDA was negative $1.3 million for the quarter compared to negative $810,000 in the prior-year period.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on August 4, 2011, at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financials and operations for its second quarter ended June 30, 2011. Investment professionals and shareholders are invited to participate in the live call by dialing 800-798-2802 (domestic) or 617-614-6205 (international) and using participant passcode 17737916. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company's Web site, www.outdoorchannel.com.

For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Thursday, August 11, 2011, by calling 888-286-8010 (domestic) or 617-801-6888(international) and using participant passcode 90241758.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 34.1 million cable and satellite subscribers for August 2011. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company's U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the Company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The Company's actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) changes in Nielsen methodology and estimates; (3) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (4) increased competition and demand in price from broadcast networks; (5) a decrease in advertising revenue as a result of a deterioration in general economic conditions; and other factors which are discussed in the Company's filings with the Securities and Exchange Commission. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
Revenues:
Advertising	$ 7,313	$ 7,253	$ 14,898	$ 14,545
Subscriber fees	4,995	4,504	9,742	9,335
Production services	2,219	5,072	4,699	10,770

Total revenues	14,527	16,829	29,339	34,650

Cost of services:
Programming	1,935	1,634	3,565	3,224
Satellite transmission fees	400	393	799	784
Production and operations	3,919	5,906	8,472	12,719
Other direct costs	72	109	164	221

Total cost of services	6,326	8,042	13,000	16,948

Other expenses:
Advertising	1,170	979	1,475	1,265
Selling, general and administrative	7,899	8,536	16,182	18,933
Depreciation and amortization	698	928	1,444	1,839

Total other expenses	9,767	10,443	19,101	22,037

Total operating expenses	16,093	18,485	32,101	38,985

Loss from operations	(1,566)	(1,656)	(2,762)	(4,335)

Interest and other income, net	8	15	17	27

Loss before income taxes	(1,558)	(1,641)	(2,745)	(4,308)

Income tax benefit	(699)	(485)	(1,056)	(1,639)

Net loss	$ (859)	$ (1,156)	$ (1,689)	$ (2,669)

Loss per common share data:
Basic	$ (0.03)	$ (0.05)	$ (0.07)	$ (0.11)
Diluted	$ (0.03)	$ (0.05)	$ (0.07)	$ (0.11)

Weighted average number of common shares outstanding
Basic	24,799	24,488	24,648	24,470
Diluted	24,799	24,488	24,648	24,470

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Revenues

TOC	$ 12,308	$ 11,757	$ 24,640	$ 23,880
Production Services	2,635	5,278	5,699	11,498
Eliminations	(416)	(206)	(1,000)	(728)
Total revenues	$ 14,527	$ 16,829	$ 29,339	$ 34,650

Cost of Services

TOC	$ 4,322	$ 3,873	$ 8,738	$ 8,084
Production Services	2,520	4,514	5,278	9,699
Eliminations	(516)	(345)	(1,016)	(835)
Total cost of services	$ 6,326	$ 8,042	$ 13,000	$ 16,948

Other Expenses

TOC	$ 7,796	$ 8,117	$ 15,436	$ 16,430
Production Services	1,971	2,326	3,665	5,607
Eliminations	--	--	--	--
Total other expenses	$ 9,767	$ 10,443	$ 19,101	$ 22,037

Income (Loss) from Operations

TOC	$ 190	$ (233)	$ 466	$ (634)
Production Services	(1,856)	(1,562)	(3,244)	(3,808)
Eliminations	100	139	16	107
Loss from operations	$ (1,566)	$ (1,656)	$ (2,762)	$ (4,335)

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

Net loss	$ (859)	$ (1,156)	$ (1,689)	$ (2,669)

Add/Subtract:
Interest and other income, net	8	15	17	27
Income tax benefit	(699)	(485)	(1,056)	(1,639)
Depreciation and amortization	698	928	1,444	1,839

EBITDA	$ (868)	$ (728)	$ (1,318)	$ (2,496)

Adjusted for:
Share-based compensation expense	789	745	1,576	1,809
EBITDA as adjusted for share-based compensation expense	$ (79)	$ 17	$ 258	$ (687)

Summary of Cost of Services
Share-based compensation expense	$ 62	$ 85	$ 119	$ 158
Cost of services	6,264	7,957	12,881	16,790
Total cost of services	$ 6,326	$ 8,042	$ 13,000	$ 16,948

Summary of Selling, General and Administrative
Share-based compensation expense	$ 727	$ 660	$ 1,457	$ 1,651
Selling, general and administrative	7,172	7,876	14,725	17,282
Total selling, general and administrative	$ 7,899	$ 8,536	$ 16,182	$ 18,933

Summary of Interest and Other Income, Net
Interest income	$ 8	$ 15	$ 17	$ 27
Dividend income	--	--	--	--
Interest expense, other income (loss)	--	--	--	--
Total interest and other income, net	$ 8	$ 15	$ 17	$ 27

EBITDA as adjusted by Segment
Legacy Outdoor Channel	$ 1,205	$ 827	$ 2,551	$ 1,751
Production Services *	(1,284)	(810)	(2,293)	(2,438)

EBITDA as adjusted for share-based compensation expense	$ (79)	$ 17	$ 258	$ (687)

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2011	December 31, 2010
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$ 35,926	$ 32,578
Investment in available-for-sale securities	23,075	26,995
Accounts receivable, net of allowance for doubtful accounts	9,567	16,754
Other current assets	12,081	10,990
Total current assets	80,649	87,317

Property, plant and equipment, net	11,823	12,315
Goodwill and amortizable intangible assets, net	43,649	43,673
Investments in auction-rate securities	5,100	5,075
Deferred tax assets, net	3,027	1,774
Deposits and other assets	2,682	3,498

Totals	$ 146,930	$ 153,652

Liabilities and Stockholders' Equity

Current liabilities	$ 11,362	$ 17,129
Long-term liabilities	914	981
Total liabilities	12,276	18,110

Total stockholders' equity	134,654	135,542

Totals	$ 146,930	$ 153,652

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2011	2010

Operating activities:
Net loss	$ (1,689)	$ (2,669)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,444	1,839
Amortization of subscriber acquisition fees	798	770
Loss on sale of equipment	29	101
Gain on sale of available-for-sale and auction-rate securities	--	(11)
Provision for doubtful accounts	151	470
Share-based employee and service provider compensation	1,576	1,809
Deferred tax benefit, net	(1,253)	(1,639)

Changes in operating assets and liabilities:

Accounts receivable	7,036	4,473
Income tax refund receivable and payable, net	(2,410)	(676)
Prepaid programming costs	(979)	296
Other current assets	62	(423)
Deposits and other assets	3	45
Subscriber acquisition fees	(191)	(441)
Accounts payable and accrued expenses	(3,322)	(4,285)
Deferred revenue	(27)	370
Deferred obligations	1	(136)
Unfavorable lease obligations	(73)	(66)
Net cash provided by (used in) operating activities	1,156	(173)

Investing activities:
Purchases of property, plant and equipment	(843)	(614)
Purchase of intangibles	(85)	--
Proceeds from sale of equipment	--	93
Purchases of available-for-sale securities	(38,134)	(48,984)
Proceeds from sale of available-for-sale and auction-rate securities	42,054	65,900
Net cash provided by investing activities	2,992	16,395

Financing activities:
Purchase of treasury stock	(800)	(598)
Purchase and retirement of stock related to repurchase program	--	(341)
Net cash used in financing activities	(800)	(939)

Net increase in cash and cash equivalents	3,348	15,283
Cash and cash equivalents, beginning of period	32,578	20,848
Cash and cash equivalents, end of period	$ 35,926	$ 36,131

Supplemental disclosure of cash flow information:
Income taxes paid	$ 2,567	$ 665

Supplemental disclosure of non-cash investing and financing activities:
Effect of net increase in fair value of available-for-sale and auction-rate securities	$ 25	$ 64
Property, plant and equipment costs incurrred but not paid	$ 9	$ 127
CONTACT: For Company:
         Tom Allen
         Executive Vice President / Chief Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com